EXHIBIT 99.2

[LETTERHEAD OF HOULIHAN LOKEY HOWARD & ZUKIN]

August 19, 2008

Board of Directors

Catalyst Semiconductor, Inc.

2975 Stender Way

Santa Clara, CA 95054

Re: Registration Statement on Form S-4 of ON Semiconductor Corporation

Dear Members of the Board of Directors:

Reference is made to our opinion letter (“opinion”), dated July 15, 2008.

Our opinion was provided for the information and assistance of the Board of Directors of Catalyst Semiconductor, Inc. (the “Company”), in connection with its consideration of the transaction contemplated therein and may not be used, circulated, quoted or otherwise referred to for any other purpose, nor is it to be filed with, included in or referred to in whole or in part in any registration statement, proxy statement or any other document, except, in each instance, in accordance with our prior written consent. We understand that the Company has determined to include our opinion in the above-referenced Registration Statement.

In that regard, we hereby consent to the reference to our opinion in the above-referenced Registration Statement under the captions “Summary—Opinion of Catalyst’s Financial Advisors,” “The Merger—Background of the Merger,” “The Merger—The Catalyst Board of Director’s Recommendations and Reasons for the Merger” and “The Merger—Opinion of Financial Advisors to the Catalyst Board of Directors” and to the inclusion of our opinion in the Joint Proxy Statement/Prospectus included in the Registration Statement, appearing as Appendix D to such Joint Proxy Statement/Prospectus. Notwithstanding the foregoing, it is understood that our consent is being delivered solely in connection with the filing of the above-mentioned version of the Registration Statement and that our opinion is not to be used, circulated, quoted or otherwise referred to for any other purpose, nor is it to be filed with, included in or referred to in whole or in part in any registration statement (including any subsequent amendments to the above-mentioned Registration Statement), proxy statement or any other document, except, in each instance, in accordance with our prior written consent.

In giving such consent, we do not thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “expert” as used in, or that we come within the category of persons whose consent is required under, the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

/s/ HOULIHAN LOKEY
HOULIHAN LOKEY HOWARD & ZUKIN CAPITAL, INC.